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                                                                       EXHIBIT 5

                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                December 21, 2001

Adept Technology, Inc.
150 Rose Orchard Way
San Jose, California 95134

         RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by Adept Technology, Inc. (the "Company") with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 6,244,447 shares of your common stock (the "Shares"), 131,978 shares (the "Hexavision Shares") of which are authorized and have been previously issued to the selling shareholders named therein in connection with the acquisition by the Company of Hexavision Technologies Inc., and up to 6,112,469 shares (the "JDS Shares") of common stock which may be issuable upon conversion of 100,000 shares of convertible preferred stock of the Company. The Shares are to be offered by the selling shareholders for sale to the public as described in the Registration Statement.

         As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares. It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, that (i) the Hexavision Shares are legally and validly issued, fully paid and nonassessable, and (ii) the JDS Shares, when issued in accordance with the terms of the Company's Statement of Preferences and in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                            Very Truly Yours,



                                            /s/ Gibson, Dunn & Crutcher LLP